                                                                    EXHIBIT 99.5

      5,555,556 SHARES OF COMMON STOCK OF DOSKOCIL COMPANIES INCORPORATED
                           OFFERED PURSUANT TO RIGHTS
                 DISTRIBUTED TO STOCKHOLDERS AND WARRANTHOLDERS
                       OF DOSKOCIL COMPANIES INCORPORATED

To Our Clients:

    Enclosed for your consideration are a Prospectus, dated September 19, 1994, and the "Instructions as to Use of the Doskocil Companies Incorporated Rights Certificates" relating to the offer of 5,555,556 shares (the "Underlying Shares") of common stock, par value $.01 per share (the "Common Stock"), of Doskocil Companies Incorporated (the "Company"), at a price of $9 per share, in cash, pursuant to transferable subscription rights (the "Rights") distributed to holders of record ("Record Holders") of Common Stock and warrants to purchase Common Stock, of the Company, as of the close of business on September 29, 1994 (the "Record Date").

    As described in the accompanying Prospectus, you will receive .68 transferable Rights for every share of Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at an exercise price of $9 per share (the "Exercise Price"), subject to reduction as described below. If you exercise your Basic Subscription Privilege in full, you will also have the right (the "Oversubscription Privilege") to subscribe for Underlying Shares available after satisfaction of all subscriptions pursuant to Basic Subscription Privileges ("Excess Shares"), up to the total number of Underlying Shares but subject to reduction and proration, at the Exercise Price. If there are insufficient Excess Shares to satisfy all exercised Oversubscription Privileges, Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those holders of Rights ("Holders") exercising the Oversubscription Privilege in proportion to the number of Rights exercised by each Holder pursuant to the Basic Subscription Privilege, relative to the number of Rights exercised pursuant to the Basic Subscription Privilege by all Holders exercising the Oversubscription Privilege, provided, however, that if such pro rata allocation results in any Holder being allocated a greater number of Excess Shares than such Holder of Rights subscribed for pursuant to the exercise of that Holder's Oversubscription Privilege, then such Holder will be allocated only that number of Excess Shares for which such holder oversubscribed, and the remaining Excess Shares will be allocated among all other Holders exercising the Oversubscription Privilege on the same basis outlined above; such proration will be repeated until all Excess Shares have been allocated to the full extent of the Oversubscription Privileges exercised. Both the Basic Subscription Privilege and the Oversubscription Privilege are subject to the potential reduction described in the Prospectus.

    If the Company believes that the issuance of Underlying Shares pursuant to the Basic Subscription Privilege or the Oversubscription Privilege will have an adverse effect upon its ability to utilize its net operating loss carryforwards (including its built-in losses), then the Company will have the right to reduce the number of Underlying Shares issuable to all Holders exercising the Basic Subscription Privilege or the Oversubscription Privilege, pro rata, or, to any individual Holder whose exercise of the Basic Subscription Privilege or Oversubscription Privilege may create such adverse effect, to the extent necessary in the sole opinion of the Company to avoid such adverse effect.

    Rights are transferable and Holders that wish to sell their Rights may do so. It is anticipated that the Rights will trade on the NASDAQ National Market System up to and including the close of business on October 19, 1994, unless extended at the Company's option (the "Expiration Date").

    The materials enclosed are being forwarded to you as the beneficial owner of shares of the Common Stock carried by us in your account but not registered in your name. Exercises and sales of Rights may be made by only us as the Record Holder and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock, or sell (or direct the Exercise Agent to endeavor to sell) any Rights, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions as to Use of Rights Certificate. However, we urge you to read these documents carefully before instructing us to exercise or sell Rights.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the offering. The offering will expire at 5:00 P.M., New York City time, on October 19, 1994, unless the offering is extended by the Company at its option. Once you have exercised a Right, such exercise may not be revoked.

    If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, or sell (or direct the Exercise Agent to endeavor to sell) such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

    ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO AMERICAN STOCK TRANSFER & TRUST, THE EXERCISE AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (800) 937-5449.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock.

    This will instruct you whether to exercise or sell (or direct the Exercise Agent to endeavor to sell) Rights to purchase Common Stock distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Rights Certificate.

    Box 1. / /  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

    Box 2. / / Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                        NUMBER OF              EXERCISE
                          RIGHTS                 PRICE                PAYMENT
                        ----------             ---------             ---------
Basic Subscription
Right:                              X            $9.00    =          $          (Line 1)
                        ----------                                   ---------
Oversubscription
Right:                              X            $9.00    =          $          (Line 2)
                                                                     ---------
                        ----------
                        Total Payment Required            =          $
                                                                     ---------
                                                                                (Sum of Lines 1 and 2; must
                                                                                equal total of amounts in
                                                                                Boxes 3 and 4)

    Box 3. / /  Payment in the following amount is enclosed: $______.

    Box 4. / /  Please deduct payment from  the following account maintained  by you as follows:

             --------------------------------------------
             --------------------------------------------
                         Type of Account                    Account No.

                                                        Amount to be deducted: $
                                    --------------------------------------------

    Box 5. Please  indicate on the Rights Certificate the name of the dealer, if any, that solicited the exercise of the Rights exercised in Box 2 (check one Box only):
        / /  Merrill Lynch, Pierce, Fenner & Smith Incorporated
        / /  Johnson Rice & Company, L.L.C.
        / /  Other:
       --------------------------------------
                    (Write in name of Soliciting Dealer)

    Box 6. / /  Please  DIRECT THE EXERCISE AGENT TO ENDEAVOR TO SELL ALL RIGHTS
                held for my account.

    Box 7. / / Please SELL RIGHTS other than through the Exercise Agent as set forth below:
             Sell ______ Rights.

Date: ______________, 1994

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                                                       Signature(s)

                                          Please type or print name(s) below

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